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                                                            EXHIBIT NO. 23



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-3 (Nos. 33-42965, 33-46500, 33-49590, 33-43756 and 33-64642), and any existing amendments thereto, and Form S-8 (Nos. 33-14714, 33-32447, 33-35862,
33-40282 and 33-41294) of ENSCO International Incorporated of our report for ENSCO International Incorporated dated February 2, 1996 as referenced by Item 14(a)(1) of this Form 10-K/A-2.




/s/ PRICE WATERHOUSE LLP

Dallas, Texas
May 10, 1996

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